UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

HEALTH ADVANCE INC.

 (Exact name of registrant as specified in its charter)

Wyoming	333-177122	46-0525223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Citadel Drive East - Suite 290 Colorado Springs, CO 80909
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 719-466-6699

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: The purpose of this filing on Form 8-K/A is to replace and amend the Form 8-K that was previously filed on March 7, 2017. At the time of the filing, the Company had a change of control as a result of the License Agreement issuing Forty Million common stock shares of the Company to Micro Medtech Ltd. Furthermore, the Company seeks to update and amend the original Form 8-K with the more detailed and accurate information below. This Amendment should be read in conjunction with the Original Filing.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Items 1.01 of 8-K Report filed on March 7, 2017, which disclosure is incorporated herein by reference. Hereby, the shares of the Company’s common stock issued to Micro Medtech Ltd. on March 7, 2017 for the License Agreement represents 44.29% of the issued and outstanding common shares of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH ADVANCE INC.

Date: December 14, 2017	By:	/s/ Gregory Shusterman
Gregory Shusterman, Chairman, Board of Directors; Executive Director